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                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                                      OF

                          CYPRUS KANAWHA CORPORATION

     It is hereby certified that:

     1. The name of the Corporation (hereinafter called the "Corporation") is Cyprus Kanawha Corporation.

     2. The Articles of Incorporation of the Corporation are hereby amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

          "1.  The name of the corporation is: Kanawha Corporation."

     3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

     4. The effective date of the Amendment herein certified shall be the date of filing.

     Signed and attested this the 29th day of June, 1998.


                                    CYPRUS KANAWHA CORPORATION



                                    BY: /s/ Scott Dyer
                                       _________________________________________


                                    TITLE: Vice President
                                          ______________________________________